Press Release

Verint to Announce First Quarter Financial Results on Wednesday, June 9, 2021

MELVILLE, N.Y., June 1, 2021 — Verint® Systems Inc. (NASDAQ: VRNT) will conduct a conference call on Wednesday, June 9, 2021 at 4:30 p.m. ET to review its first quarter financial results (for the quarter ended April 30, 2021) and discuss its outlook. An earnings press release will be issued after the market closes on June 9th.

A real-time webcast of the conference call with presentation slides will be available on Verint's Investor Relations webcast page. The conference call can also be accessed live via telephone at (844) 309-0615 (United States and Canada) and (661) 378-9462 (International). The passcode is 8399029. Please dial in 5-10 minutes prior to the scheduled start time.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) helps the world’s most iconic brands – including over 85 of the Fortune 100 companies – build enduring customer relationships by connecting work, data and experiences across the enterprise. The Verint Customer Engagement portfolio draws on the latest advancements in AI and analytics, an open cloud architecture, and The Science of Customer Engagement™ to help customers close the engagement capacity gap.

Verint. The Customer Engagement Company™. Learn more at Verint.com.

This press release contains "forward-looking statements," including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of risks, uncertainties, and assumptions, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2021, and other filings we make with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release and, except as required by law, Verint assumes no obligation to update or revise them or to provide reasons why actual results may differ.

VERINT, THE CUSTOMER ENGAGEMENT COMPANY, BOUNDLESS CUSTOMER ENGAGEMENT, THE ENGAGEMENT CAPACITY GAP and THE SCIENCE OF CUSTOMER ENGAGEMENT are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

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Investor Relations Contact:

Matthew Frankel, CFA
Verint Systems Inc.
(631) 962-9672
matthew.frankel@verint.com